Exhibit 10.4

FIFTH STREET ASSET MANAGEMENT INC.

2014 OMNIBUS incentive plan

NON-QUALIFIED STOCK OPTION grant notice and

NON-QUALIFIED STOCK OPTION agreement for non-employee directors

Fifth Street Asset Management Inc., a Delaware corporation (the “Company”), pursuant to its 2014 Omnibus Incentive Plan (the “Plan”), hereby grants to the individual listed below (the “Participant”) an option to purchase the number of the shares of Class A Common Stock set forth below (the “Option”), which Option shall be subject to vesting based on the Participant’s continued service with the Company or an Affiliate, as provided herein. The Option is subject to all of the terms and conditions as set forth herein and in the Non-Qualified Stock Option Agreement attached hereto as Exhibit A (the “Agreement” or “Stock Option Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise provided for herein, the terms defined in the Plan shall have the same defined meanings in this Non-Qualified Stock Option Grant Notice (the “Grant Notice”) and the Stock Option Agreement.

Participant:

Grant Date:

Total Number of Shares Subject to the Option:

Exercise Price per Share:	$

Expiration Date:	The tenth anniversary of the Grant Date.

Option Type:	This Option is a Non-Qualified Share Option and is not an “incentive stock option” within the meaning of Section 422 of the Code.

Vesting Schedule:

Subject to the terms and conditions of the Stock Option Agreement and the Plan, 100% of the total number of Options granted hereunder shall vest on the earlier to occur of the one-year anniversary of the Grant Date and the date that is immediately prior to the first annual meeting of the Company’s stockholders occurring after the Grant Date, provided that the Participant has not experienced a Termination of Directorship prior to the applicable vesting date; provided, however, that

(i)          if the Participant incurs a Termination of Directorship due to death or Disability, 100% of the Options shall vest in full immediately as of the date of such Termination; or

(ii)         in the event of a Change in Control, 100% of the Options shall vest in full immediately prior to the consummation of such Change in Control, provided that no Termination of Directorship has occurred prior to such Change in Control.

By the Participant’s signature below, or by the Participant’s submitting his or her electronic acceptance of the Option subject to this Grant Notice online using the website of the Company’s designated brokerage firm, the Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. The Participant agrees to access copies of the Plan and the prospectus governing the Plan (collectively, the “Plan Documents”) on the Company’s intranet or on the website of the Company’s designated brokerage firm. Paper copies are also available upon request to the Secretary of the Company at the Company’s corporate offices.

The Participant has reviewed this Grant Notice, the Stock Option Agreement and the Plan Documents in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice or accepting the Option subject hereto and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to the Plan, this Grant Notice or the Stock Option Agreement.

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IN WITNESS WHEREOF, the undersigned has executed this Grant Notice effective as of the Grant Date.

PARTICIPANT

By:
Print Name:
Address:

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EXHIBIT A

TO FIFTH STREET ASSET MANAGEMENT INC. NON-QUALIFIED STOCK OPTION AGREEMENT for non-employee directors

NON-QUALIFIED STOCK OPTION AGREEMENT

Pursuant to the Grant Notice to which this Stock Option Agreement is attached, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to the Participant an Option under the Plan to purchase the number of shares of Class A Common Stock indicated in the Grant Notice, subject to all of the terms and conditions set forth in this Stock Option Agreement and the Grant Notice. The Option is also subject to the terms and conditions of the Plan which are incorporated herein by reference. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice, as applicable.

Terms and Conditions

1.           Tax Matters. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under section 422 of the Code.

2.           Class A Common Stock Subject to Option; Exercise Price. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Option entitles the Participant to purchase from the Company, upon exercise, the number of shares of Class A Common Stock set forth in the Grant Notice. The exercise price under the Option is the exercise price set forth in the Grant Notice.

3.           Vesting; Exercise; Lapse of Sale Restrictions.

(a)          The Option shall vest and become exercisable in accordance with the vesting schedule set forth in the Grant Notice, provided that the Participant has not experienced a Termination prior to each applicable vesting date. Except as set forth in the Grant Notice, there shall be no proportionate or partial vesting in the periods prior to each vesting date and any vesting shall occur only on the applicable vesting date. Notwithstanding anything herein to the contrary, if the Participant experiences a Termination for Cause, 100% of the Option (whether vested or unvested) shall be immediately forfeited and cancelled for no consideration, and the Option shall cease to be outstanding.

(b)          To the extent any portion of the Option has become exercisable with respect to a number of shares of Class A Common Stock as provided above, such portion may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Section 6.3(d) of the Plan. Notwithstanding anything to the contrary in the Plan, any portion of the Option that has become vested and exercisable hereunder may be exercised by the Participant’s delivery of irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly following exercise of vested Options an amount not greater than the purchase price required to be paid by the Participant to acquire the shares of Class A Common Stock underlying such vested Options.

4.           Option Term. The term of the Option shall be until the tenth anniversary of the Grant Date, after which time it shall expire (such tenth anniversary date, the “Expiration Date”). Upon the Expiration Date, the Option shall automatically be cancelled for no consideration, shall no longer be exercisable, and shall cease to be outstanding; provided that the Option is subject to termination prior to the Expiration Date to the extent provided for in Sections 5 and 6 below and as provided in the Plan.

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5.          Restriction on Transfer of Option. No portion of the Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and the Option shall be exercisable, during the Participant’s lifetime, only by the Participant. Any attempt to Transfer the Option other than in accordance with the expressed terms of the Plan shall be void.

6.          Certain Legal Restrictions. The Plan, this Agreement, the granting and exercising of this Option, and any obligations of the Company under the Plan and this Agreement, shall be subject to all applicable federal, state and local laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Class A Common Stock is listed.

7.          Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any shares of Class A Common Stock covered by the Option unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for dividends (whether in cash, in kind or other property), distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

8.          Withholding of Taxes. The Participant acknowledges and agrees that Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise with respect to the Options. The Participant also acknowledges and agrees that, as a Non-Employee Director, the Participant is not subject to withholding with respect to the Options. Notwithstanding the foregoing, the Company shall have the right to deduct from any payment to be made pursuant to this Agreement and the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Class A Common Stock, payment by the Participant of, any federal, state or local taxes, in each case, solely to the extent required by law to be withheld by the Company, and, upon the exercise of the Options in accordance with the terms of this Agreement, the Participant shall pay to the Company any and all federal, state or local taxes, in each case, solely to the extent such amounts are required by law to be withheld by the Company.

9.          Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that any provision of this Agreement conflicts or is inconsistent with the terms set forth in the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

10.         Entire Agreement. This Agreement, together with the Grant Notice and the Plan Documents, contains the entire understanding of the parties with respect to the subject matter hereof (other than any exercise notice or other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

11.         Detrimental Activity. The provisions contained in Section 6.3(c)(ii) of the Plan regarding Detrimental Activity shall not apply with respect to the Option.

12.         Notices. Any notice or communication given hereunder shall be in writing or by electronic means and, if in writing, shall be deemed to have been duly given: (i) when delivered in person; (ii) two (2) days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service, in each case, to the appropriate party at the address set forth below (or such other address as the party may from time to time specify):

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If to the Company, to:

Fifth Street Asset Management Inc.

777 West Putnam Avenue, 3rd Floor

Greenwich, CT 06830
Attention: Chief Compliance Officer

If to the Participant, to the address on file with the Company.

13.          No Guarantee of Continued Service. Neither this Agreement nor the Stock Options awarded hereby shall confer upon the Participant any right with respect to continued service to the Company, nor shall this Agreement or the Stock Options awarded hereby interfere in any way with any right the Company would otherwise have to terminate the Participant’s service at any time. This Agreement shall not be deemed to enlarge or alter any rights Participant may have pursuant to any other agreement with the Company.

14.          Waiver of Jury Trial. Each party to this Agreement, for itself and its affiliates, hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable law all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of the parties hereto or their respective affiliates pursuant to this Agreement or in the negotiation, administration, performance or enforcement of this Agreement.

15.         Interpretation. All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

16.         No Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

17.         Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties hereto shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties hereto that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

18.         Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

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19.         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

20.         Miscellaneous.

(a)  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or any Affiliate to which the Participant is providing services, and require such successor to expressly assume and agree in writing to perform, this Agreement.

(b)  No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

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